EXHIBIT 99.1

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2012 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
February 5, 2013	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR RESULTS
Apartment Fundamentals Remain Strong
Fourth Quarter Same Community NOI up 7.9%
2013 Same Community NOI Guidance of 5.75% at the Midpoint

Cleveland, Ohio - February 5, 2013 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the fourth quarter and full year 2012. Funds from Operations (FFO) for the fourth quarter of 2012 was $0.34 per common share (diluted), compared with $0.26 per common share (diluted), for the fourth quarter of 2011, a 30.8% increase. FFO as adjusted for the fourth quarter of 2012 was $0.35 per common share (diluted), after adjusting for $332,000 of prepayment costs associated with the repayment of two mortgages on December 31, 2012 and the write-off of deferred financing fees totaling $356,000. There were no such adjustments in the fourth quarter of 2011.
Net income applicable to common shares was $6.9 million or $0.14 per common share (diluted) for the quarter ended December 31, 2012. This compared with a net loss applicable to common shares of $2.2 million or $(0.05) per common share (diluted) for the quarter ended December 31, 2011.
"We had a very solid year. Our portfolio of properties is uniquely positioned for continued strong performance," said Jeffrey I. Friedman, President and Chief Executive Officer. “Achieving our investment grade ratings was an important milestone and significantly enhances our financial flexibility,” Friedman continued.
A reconciliation of net income (loss) attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the fourth quarter of 2012 for the Company's same community portfolio increased 7.9% when compared with the fourth quarter of 2011. Revenue increased 6.7% and property operating expenses increased 4.7%. Physical occupancy was 96.0% at the end of the fourth quarter versus 95.2% at the end of the fourth quarter of 2011. Average monthly net rent collected per unit for the same community properties was $1,076 compared with $1,010 for the fourth quarter of 2011, a 6.5% increase.
Full Year Performance
FFO as adjusted for the year ended December 31, 2012, increased 23.3% to $1.27 per common share (diluted) over 2011 FFO per common share (diluted) after adjusting for loan prepayment costs and the write-off of deferred financing fees which totaled $2.4 million. This was partially offset by a credit to expense of $279,000 in the first quarter for a refund of defeasance costs on a previously defeased loan. FFO as adjusted for the year ended December 31, 2011, was $1.03 per common share (diluted).

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2012 EARNINGS RELEASE

For the year ended December 31, 2012, net income applicable to common shares was $30.6 million, or $0.66 per common share (diluted), compared to net income applicable to common shares of $5.3 million, or $0.13 per common share (diluted), for the year ended December 31, 2011.
A reconciliation of net income (loss) attributable to the Company to FFO, and FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.
For the year ended December 31, 2012, revenue for the Company's same community portfolio increased 6.0% and expenses grew 4.8%, resulting in a 6.9% increase in the Company's same community NOI compared to the year ended December 31, 2011.
Additional quarterly and year-to-date financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental financial information which is available on the "Investors" section of the Company's website at AssociatedEstates.com, or by clicking on the following link: quarterly results.
2013 Outlook
Same community outlook for 2013:

•	Revenue Growth 4.00% to 5.00%

•	Expense Growth 2.00% to 3.00%

•	Property NOI Growth 5.25% to 6.25%
Detailed assumptions relating to the Company's guidance can be found on page 30 of the Fourth Quarter 2012 Supplemental Financial Information on the Company's website at AssociatedEstates.com.
Transactional Activity
On November 7, 2012, the Company sold Muirwood Bennell, a 164-unit property located in Columbus, OH for $7.3 million. This sale brought the aggregate 2012 disposition proceeds to $67.3 million. These sales consisted of six properties having an average age of 25 years, with a total of 1,356 units.
Quarterly Dividend on Common Shares
The Company announced on December 6, 2012, that a quarterly dividend of $0.19 per share had been declared on the Company's common shares. It was paid on February 1, 2013, to shareholders of record on January 15, 2013.  The dividend represents a 5.6% increase over the prior $0.18 per quarter dividend.
Capital Markets and Liquidity Activity
On October 19, 2012, as previously announced, the Company made certain modifications to its unsecured term loan, including increasing the amount to $150 million from $125 million and extending the maturity date to January 2018.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2012 EARNINGS RELEASE

On October 17, 2012, the Company repaid the construction loan on its recently completed Vista Germantown property totaling $21.7 million. Additionally, on December 31, 2012, the Company prepaid two property specific mortgages. Inclusive of $332,000 of prepayment penalties, the total amount to fund these two prepayments was $33.6 million.
On January 22, 2013, the Company announced that it completed the issuance of $150 million of unsecured Senior Notes. The notes were offered in a private placement with two maturity tranches: $63 million 8-year maturity at 4.02% and $87 million 10-year maturity at 4.45%.  The $150 million total issuance has a weighted average term of 9.2 years at a weighted average interest rate of 4.27%. Proceeds from the issuance were used to repay borrowings under the Company's unsecured credit facility, including amounts borrowed in December to prepay the two mortgages noted above.
Conference Call
A conference call to discuss the results will be held on February 6, 2013 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.” The call will be archived through February 21, 2013. The dial-in number for the replay is 877-344-7529 and the conference number for the replay is 10023231.
Via the Internet (listen only): Access the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Fourth Quarter 2012 Earnings Conference Call" link. The webcast will be archived for 90 days.
Upcoming Events
The Company announced today its participation in Citi's 2013 Global Property CEO Conference scheduled for Sunday, March 3 through Wednesday, March 6 in Hollywood, FL.
Jeffrey I. Friedman, President and Chief Executive Officer, will participate in a roundtable discussion with investors, moderated by Eric Wolfe of Citi Investment Research & Analysis. As part of the conference, Friedman will also conduct meetings with various investors. A copy of all presentation materials to be used at the conference will be posted to the Investors section of the Company's website.
Company Profile
Associated Estates is a real estate investment trust ("REIT") and is a member of the Russell 2000 and the MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 52 properties containing 13,950 units located in ten states. For more information about the Company, please visit its website at AssociatedEstates.com.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2012 EARNINGS RELEASE

FFO and FFO as adjusted are non-Generally Accepted Accounting Principle measures. The Company generally considers FFO and FFO as adjusted to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2013 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination or limitations to federal government support for Fannie Mae and/or Freddie Mac that might result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; the ability to acquire properties at prices consistent with the Company's investment criteria; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and other uncertainties and risk factors addressed in documents filed by the Company with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2012 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY
		CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2012	2011	2012	2011

Total revenue		$46,964	$39,903	$174,868	$165,067

Net income (loss) attributable to AERC		$6,911	$(2,213)	$30,592	$5,328
Add:	Depreciation - real estate assets	12,868	11,435	48,547	44,006
	Amortization of intangible assets	1,232	1,708	4,889	7,970
Less:	Gain on disposition of properties	(4,030)	—	(26,849)	(14,597)

Funds from Operations (FFO) (1)		$16,981	$10,930	$57,179	$42,707

Add:	Prepayment costs	$688	$—	$2,430	$—
Less:	Refund of defeasance costs on previously defeased loan	—	—	(279)	—

Funds from Operations (FFO) as adjusted (2)		$17,669	$10,930	$59,330	$42,707

Add:	Depreciation - other assets	532	511	2,108	1,954
	Amortization of deferred financing fees	495	513	2,128	1,970
Less:	Recurring fixed asset additions	(2,981)	(3,086)	(10,746)	(10,214)

Funds Available for Distribution (FAD) (3)		$15,715	$8,868	$52,820	$36,417

Per share:
Net income (loss) applicable to common shares - basic		$0.14	$(0.05)	$0.66	$0.13
Net income (loss) applicable to common shares - diluted		$0.14	$(0.05)	$0.66	$0.13
Funds from Operations - diluted (1)		$0.34	$0.26	$1.23	$1.03
Funds from Operations as adjusted - diluted (2)		$0.35	$0.26	$1.27	$1.03
Dividends per share		$0.18	$0.17	$0.71	$0.68
Weighted average shares outstanding - basic		49,478	42,255	46,063	41,657
Weighted average shares outstanding - diluted		49,984	42,255	46,553	41,657

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2012 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles ("GAAP"), adjusted for depreciation on real estate assets and amortization of intangible assets, excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)
The Company defines FFO as adjusted as FFO, as defined above, excluding $688 and $2.4 million of prepayment costs associated with debt repayments for the three and twelve months ended December 31, 2012 and $(279) of refunds for a previously defeased loan for the twelve months ended December 31, 2012. In accordance with GAAP, these prepayment costs and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statements of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a Company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of AssociatedEstates.com.